Exhibit 10.1

February 7, 2013

Name

Address 1

Address 2

Re: Notice of Change In Exercise Price

Dear                         :

Pursuant to Section 2(c) of that certain Warrant to Purchase Common Stock, Warrant No.:                     , issued                     to [Name] (the “Warrant”), [Name] is hereby notified that Local Corporation (formerly Local.com Corporation] (hereinafter, the “Company”) has elected to lower the Exercise Price (as defined in the Warrant) of the Warrant to $2.10 effective immediately and continuing through the Expiration Date (as defined in the Warrant) of the Warrant.

Enclosed please find a new warrant replacing the Warrant, reflecting the new Exercise Price.

If you should have any questions, please do not hesitate to contact Scott Reinke, General Counsel of the Company at 949-341-5302.

Sincerely,

Kenneth Cragun

Chief Financial Officer